As filed with the Securities And Exchange Commission on June 7, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Infinity Property and Casualty Corporation

Infinity Capital Trust I

(Exact Name of Registrant as Specified in Its Charter)

Ohio Delaware	03-0483872 Applied For
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3700 Colonnade Parkway, Suite 600

Birmingham, Alabama 35243

(205) 870-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Samuel J. Simon, Esq.

Executive Vice President and General Counsel

Infinity Property and Casualty Corporation

3700 Colonnade Parkway, Suite 600

Birmingham, Alabama 35243

(205) 870-4000

Facsimile (205) 803-8585

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

F. Mark Reuter, Esq.

Keating Muething & Klekamp PLL

Suite 1400

One East Fourth Street

Cincinnati, Ohio 45202

(513) 579-6469

Facsimile (513) 579-6457

(Cover continued on next page)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock of Infinity Property and Casualty Corporation
Preferred Stock of Infinity Property and Casualty Corporation
Depositary Shares of Infinity Property and Casualty Corporation (4)
Debt Securities of Infinity Property and Casualty Corporation (5)
Warrants of Infinity Property and Casualty Corporation (6)
Preferred Securities of Infinity Capital Trust I
Guarantee of Preferred Securities of Infinity Capital Trust I by Infinity Property and Casualty Corporation and certain backup undertakings (7)
Units (8)
Total	$300,000,000	100%	$300,000,000	$40,920

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)	The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance of securities.
(3)	The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”) and excludes accrued interest, distributions and dividends, if any.
(4)	To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.
(5)	Debt Securities may be senior, subordinated or junior subordinated.
(6)	May include warrants to purchase common stock, preferred stock or debt securities.
(7)	No separate consideration will be received for the Guarantee. The Guarantee includes the rights of holders of the Preferred Securities under the Guarantee and certain backup undertakings, comprised of obligations of Infinity Property and Casualty Corporation under a junior subordinated indenture and any supplemental indentures thereto and under the trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of the trust, as described in this registration statement. All obligations under the trust agreement, including the indemnity obligation, are included in the back-up undertakings.
(8)	Any securities registered under this registration statement may be sold as units with other securities registered under this registration statement. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

$300,000,000

Debt Securities, Common Stock, Preferred Stock, Warrants,

Depositary Shares and Units

INFINITY CAPITAL TRUST I

Preferred Securities

Fully and unconditionally guaranteed, as described in this prospectus, by

Infinity Property and Casualty Corporation

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Infinity Property and Casualty Corporation’s common stock is listed on the Nasdaq Global Select Market under the symbol “IPCC.” On June 3, 2013, the closing price of the common stock as reported on the Nasdaq Global Select Market was $58.96.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2013

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, Infinity Property and Casualty Corporation and Infinity Capital Trust I may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits) contains additional important information about Infinity Property and Casualty Corporation and Infinity Capital Trust I and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. The registration statement and the other reports can be read at the SEC web site or at the SEC offices referenced below under the following heading.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires:

•	References to “Infinity” refer to Infinity Property and Casualty Corporation and its consolidated subsidiaries;

•	References to “the trust” refer to Infinity Capital Trust I; and

•	References to “we,” “us” or “our” refer to Infinity and the trust, collectively.

WHERE YOU CAN FIND MORE INFORMATION

Infinity files annual, quarterly and other reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document it files at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the Public Reference Room. Infinity’s Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K, including any amendments to those reports, and other information that it files with or furnishes to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after Infinity electronically files such material with, or furnishes it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on Infinity’s Internet website, www.infinityauto.com. We have not incorporated by reference into this prospectus the information on Infinity’s website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information Infinity files with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that Infinity files later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that Infinity has previously filed with the SEC (excluding any portions of any Form 8–K that are not deemed “filed” pursuant to the General Instructions of Form 8–K):

•	our Annual Report on Form 10–K for the year ended December 31, 2012;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	our Current Reports on Form 8–K dated as of February 26, 2013, May 9, 2013 and May 21, 2013 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of Infinity’s common stock contained in Infinity’s Registration Statement on Form 8–A as filed with the SEC on January 30, 2003.

We also incorporate by reference into this prospectus additional documents that Infinity may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents Infinity may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Investor Relations

Infinity Property and Casualty Corporation

3700 Colonnade Parkway, Suite 600

Birmingham, AL 35243

Telephone: (205) 803-8186

You may also access the documents incorporated by reference in this prospectus through Infinity’s website at www.infinityauto.com. Except for the specific incorporated documents listed above, no information available on or through Infinity’s website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

We have not included any separate financial statements for the trust. They were omitted because the trust is Infinity’s wholly-owned subsidiary with no independent operations, and Infinity guarantees the fee obligations relating to the securities issued by the trust.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A in Infinity’s Annual Report on Form 10-K for its most recent fiscal year, as updated by its quarterly reports on Form 10-Q and other filings it makes with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. All statements in this prospectus and any accompanying prospectus supplement not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions and projections. Statements which include the words “believes”, “seeks”, “expects”, “may”, “should”, “intends”, “likely”, “targets”, “plans”, “anticipates”, “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements. Examples of such forward-looking statements include statements relating to expectations concerning market conditions, premium, growth, earnings, investment performance, expected losses, rate changes and loss experience.

Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in Infinity’s reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We do not undertake any obligation to publicly update or review any forward-looking statement.

INFINITY PROPERTY AND CASUALTY CORPORATION

Infinity is a holding company that, through subsidiaries, provides personal automobile insurance with a concentration on nonstandard auto insurance. Our headquarters is located in Birmingham, Alabama.

We estimate that approximately 76% of our personal auto business based on gross written premium in 2012 was nonstandard auto insurance. Based on data published by A.M. Best, we believe that we are the third largest provider of nonstandard auto coverage through independent agents in the United States. We also write standard and preferred personal auto insurance, mono-line commercial auto insurance and classic collector automobile insurance.

SEC filings, news releases, Infinity’s Code of Ethics applicable to its directors, officers and employees and other information may be accessed free of charge through Infinity’s website at www.infinityauto.com. Other than the information specifically incorporated by reference in this prospectus, information on Infinity’s website is not part of this prospectus.

INFINITY CAPITAL TRUST I

Infinity Capital Trust I is a statutory trust formed under Delaware law pursuant to a declaration of trust executed by Infinity, as sponsor, and the trustees (described below) and the filing of a certificate of trust with the Delaware Secretary of State. The trust’s declaration will be amended and restated as of the date the securities of the trust are initially issued. The amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

The trust exists solely to:

•	issue its preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

•	invest the proceeds from the issuance of those securities in Infinity’s junior subordinated debt securities; and

•	engage only in incidental activities.

The rights of the holders of the trust’s securities, including economic rights, rights to information and voting rights, will be set forth in the trust’s amended declaration of the trust, the Delaware Statutory Trust Act and the Trust Indenture Act.

Infinity will own, directly or indirectly, all of the common securities of the trust, which will have an aggregate liquidation amount equal to 3% of the total capital of the trust. The common securities will generally rank equally in right of payment with the preferred securities, and payments on both will be made pro rata. The securities to be issued by the trust may be designated as “capital securities,” or may be designated under any other name as set forth in the applicable prospectus supplement. However, upon an event of default under a trust’s amended declaration, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Infinity will pay all fees and expenses related to the trust and the offering of the trust’s securities.

Infinity, as holder of all of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. The business and affairs of the trust will be conducted by the trustees, and the duties and obligations of the trustees will be governed by the amended declaration of the trust.

At least two of the trustees of the trust will be persons who are employees or officers of, or otherwise affiliated with, Infinity. These persons are sometimes referred to as “regular” trustees. One trustee of the trust will be a financial institution which will be unaffiliated with Infinity and will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act under the terms of the applicable amended declaration and as may be further described in a prospectus supplement. The property trustee will hold title to the junior subordinated debt securities for the benefit of the holders of the trust’s securities. In addition, unless the property trustee maintains a principal place of business in the state of Delaware and otherwise meets the requirements of applicable law, one trustee of the trust will be a legal entity having a principal place of business in, or an individual resident of, the state of Delaware.

Unless otherwise indicated in a prospectus supplement, U.S. Bank National Association will be the property trustee and U.S. Bank Trust National Association will be the Delaware trustee. The address of the corporate trust office of U.S. Bank National Association is 425 Walnut Street, 6th Floor, Cincinnati, Ohio 45202 and for U.S. Bank Trust National Association is 300 E. Delaware Avenue, 9th Floor, Wilmington, Delaware 19801. The principal place of business of the trust will be c/o Infinity Property and Casualty Corporation, 3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243, telephone number (205) 870-4000.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, Infinity expects to use the net proceeds from the sale of any securities offered by it for general corporate purposes, which may include investment in insurance businesses and the repayment of outstanding debt and the debt of Infinity subsidiaries. Until the net proceeds are used for these purposes, Infinity may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities. The proceeds from any sale of preferred securities by the trust will be invested in Infinity debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth Infinity’s ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended March 31,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Earnings before income taxes	$12,105	$22,088	$53,624	$127,882	$111,688	$54,881
Fixed charges
Interest expense	3,538	12,908	10,807	10,802	11,055	11,071
Portion of rentals representing interest	645	2,385	2,661	4,061	4,990	4,098
Amortization of capitalized debt expense	44	247	236	223	215	204
Total earnings	$16,332	$37,627	$67,327	$142,968	$127,948	$70,253
Fixed charges
Interest expense	3,538	12,908	10,807	10,802	11,055	11,071
Portion of rentals representing interest	645	2,385	2,661	4,061	4,990	4,098
Amortization of capitalized debt expense	44	247	236	223	215	204
Total fixed charges	$4,227	$15,539	$13,703	$15,085	$16,260	$15,372
Ratio of earnings to fixed charges	3.9	2.4	4.9	9.5	7.9	4.6

DESCRIPTION OF THE SECURITIES WE MAY OFFER

Infinity may issue, in one or more offerings, any combination of senior, subordinated or junior subordinated debt securities, common stock, preferred stock, warrants, depositary shares and units. The trust may issue, in one or more offerings, trust preferred securities that will be unconditionally guaranteed by Infinity.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The prospectus supplement relating to any offering of preferred securities by the trust will contain the terms of the preferred securities and the related junior subordinated debt securities that would be issued by Infinity and sold to the trust using the proceeds from the sale of preferred securities. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to Infinity or the trust. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities are governed by documents called “indentures.” An indenture is a contract between Infinity and the trustee named in the applicable prospectus supplement, which acts as trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against Infinity if Infinity defaults. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Remedies If An Event of Default Occurs.” Second, the trustee may perform administrative duties for Infinity, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

The debt securities will be unsecured general obligations of Infinity and may include:

•	senior debt securities, to be issued under the senior indenture;

•	subordinated debt securities, to be issued under the subordinated indenture; and

•	junior subordinated debt securities, to be issued under the junior subordinated indenture in conjunction with the issuance of preferred securities of the trust.

If issued, the junior subordinated debt securities will be purchased by a trust using proceeds from issuances of the preferred securities of such trust. We will include a description of junior subordinated debt securities in a supplement to this prospectus prepared in connection with an offering of securities by a trust.

The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities or subordinated debt securities and will describe the specific terms of the debt securities. The summary in this section and in any prospectus supplement does not describe every aspect of the senior or subordinated indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities. The forms of the senior indenture, subordinated indenture and junior subordinated indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

This section summarizes the general terms of the senior and subordinated debt securities (other than the junior debt securities) that Infinity may offer. When we refer to the indenture, we mean the senior indenture and the subordinated indenture collectively, unless we indicate otherwise. When we refer to the trustee, we mean the senior trustee and the subordinated trustee collectively, unless we indicate otherwise. When we refer to the debt securities, we mean the senior and subordinated debt securities, unless we indicate otherwise.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

•	the dates on which interest on the debt securities will be payable and the regular record dates for those interest payment dates;

•

the place or places where the principal and premium, if any, and interest, if any, shall be payable, where the debt securities may be surrendered for transfer or exchange, and where notices and demands may be served;

•

the date, if any, after which and the price or prices at which the debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the holder’s option;

•	the denomination in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any addition to, or modification or deletion of, any events of default or covenants with respect to the securities;

•	any provision relating to the defeasance of Infinity’s obligations in connection with the debt securities;

•	any provision regarding exchangeability or conversion of the debt securities into Infinity common stock or other securities;

•

whether any debt securities will be issued in the form of a global security, and, if different than described below under “Book-Entry Securities,” any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;

•	the subordination provisions applicable to the subordinated debt securities; and

•	any other material terms of the debt securities.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law.

Events Of Default

You will have special rights if an “event of default” occurs, with respect to any series of debt securities, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” means any of the following:

•	Infinity does not pay interest on a debt security within 30 days of its due date;

•	Infinity does not pay the principal or any premium on a debt security on its due date;

•

Infinity remains in breach of any covenant or warranty described in the indenture for 90 days after Infinity receives a notice stating it is in breach, which notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities;

•

Infinity fails to pay an amount of debt as defined in any mortgage, indenture, security agreement or other instrument totaling more than $15,000,000 in principal amount, Infinity’s obligation to repay is accelerated by its lenders, and this payment obligation remains accelerated for 30 days after Infinity receives notice of default as described in the previous paragraph;

•

Infinity becomes subject to one or more final, non-appealable judgments, orders or decrees requiring payments of more than $15,000,000 and such judgments, orders or decrees remain unsatisfied for 60 days during which a stay of enforcement has not been in effect after Infinity receives notice as described two paragraphs above; or

•	certain events of bankruptcy, insolvency or reorganization of Infinity.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured (if a cure period is provided for), the trustee or the direct holders of 25% in principal amount of the outstanding debt securities may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, whereby a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from costs, expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action in its own name as trustee because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Modification

There are three types of changes Infinity can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. The following is a list of those types of changes:

•	change the payment due date;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	impair your right to sue for payment;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Consolidation, Merger And Sale Of Assets

Infinity may consolidate or merge with or into another entity, and Infinity may sell or lease substantially all of Infinity’s assets to another corporation if the following conditions, among others, are met:

•

where Infinity merges out of existence or sells or leases substantially all its assets, the other entity must be a corporation, partnership or trust organized under the laws of a state or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

Form, Exchange, Registration And Transfer

Generally, Infinity will issue debt securities only in registered global form. See “Book-Entry Securities” below. However, if specified in the prospectus supplement, Infinity may issue certificated securities in definitive form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as Infinity’s agent for registering debt securities in the names of holders and transferring debt securities. Infinity may appoint another entity or perform this role itself. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and Infinity redeems less than all of the debt securities of a particular series, Infinity may block the transfer or exchange of those debt securities during the period beginning 15 days before the day Infinity mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. Infinity may also refuse to register transfers or exchanges of debt securities selected for redemption, except that Infinity will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Book-Entry Securities

The debt securities will be represented by one or more global securities. Unless otherwise indicated in the prospectus supplement, the global security representing the debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, or other successor depository Infinity appoints, and registered in the name of the depository or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depository for the securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s nominee).

DTC has informed Infinity as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations, and certain other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority.

•

Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the mortgage indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the mortgage indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the mortgage indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

U.S. Bank National Association acts as trustee under each of the senior debt indenture and the subordinated debt indenture. U.S. Bank National Association, sometimes acts as trustee in connection with obligations issued by us and our subsidiaries and is currently acting as a trustee in connection with certain debt obligations that Infinity previously issued. U.S. Bank National Association and its affiliates have, from time to time, performed and in the future may perform various commercial banking services for Infinity or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

Description of Junior Subordinated Debt Securities

General

Infinity may issue junior subordinated debt securities under a junior subordinated indenture, as supplemented from time to time, between Infinity and U.S. Bank National Association, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Because the following summary of the material terms and provisions of the junior subordinated indenture and the related junior subordinated debt securities is not complete, you should refer to the forms of the documents for complete information regarding their terms and provisions, including the definitions of some of the terms used below.

The applicable prospectus supplement will describe the specific terms of the junior subordinated debt securities which we will offer, including:

•	the specific title and designation, aggregate principal amount and any limit on that amount, purchase price and denominations of the junior subordinated debt securities;

•	the date or dates on which the principal of the junior subordinated debt securities is payable or the method of determining the same, if applicable;

•	the rate or rates, which may be fixed or variable, at which the junior subordinated debt securities will bear interest, if any, or the method of determining the same, if applicable;

•

the date or dates from which the interest, if any, will accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on the junior subordinated debt securities;

•	the duration of the maximum consecutive period that Infinity may elect to defer payments of interest on the junior subordinated debt securities;

•	any redemption, repayment or sinking fund provisions;

•	any applicable material United States federal income tax consequences; and

•	any other specific terms pertaining to the junior subordinated debt securities, whether in addition to, or modification or deletion of, the terms described in this prospectus.

Ranking

Each series of junior subordinated debt securities will rank equally with any other junior subordinated debt securities to be issued by Infinity and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated indenture, to all senior indebtedness of Infinity, as defined in the junior subordinated indenture. The junior subordinated indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by us.

Modification of Junior Subordinated Indenture

From time to time, Infinity and the junior subordinated debt security trustee may, without the consent of the holders of the junior subordinated debt securities, amend, waive or supplement the junior subordinated indenture for specified purposes as set forth in the junior subordinated indenture.

Infinity and the junior subordinated debt security trustee may, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debt securities affected thereby, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debt securities; provided, however, that Infinity may not, without the consent of the holder of each outstanding junior subordinated debt security so affected, make any modifications which, among other things:

•

change the stated maturity of the principal of, or any installment of principal of or interest on (except as otherwise permitted), any junior subordinated debt security (other than pursuant its terms);

•

reduce the principal amount or the rate of interest on any junior subordinated debt security (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption of any junior subordinated debenture; or

•

reduce the percentage in principal amount of the junior subordinated debt securities, the consent of the holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the junior subordinated indenture or of any default under such junior subordinated indenture and its consequences, or reduce the requirements of the such junior subordinated indenture for quorum or voting.

Junior Subordinated Debt Security Events of Default

Each of the following events with respect to any series of junior subordinated debt securities will constitute a junior subordinated debt security event of default, whatever the reason for the junior subordinated debt security event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless the event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of the series pursuant to the junior subordinated indenture:

•

Infinity fails for 60 days to pay any interest or certain additional amounts on that series of junior subordinated debt securities when due, subject to any permitted deferral; provided that, during any extension period, failure to pay interest will not constitute a junior subordinated debt security event of default;

•

Infinity fails to pay any principal of or premium, if any, on the junior subordinated debt securities when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise and continuance of such default for a period of 3 business days;

•

Infinity fails to observe or perform any other agreement or covenant contained in the junior subordinated indenture in respect of that series of junior subordinated debt securities for 90 days after the debenture trustee or the holders of at least a majority in aggregate outstanding principal amount of that series of junior subordinated debt securities provides written notice to us; or

•	certain events in bankruptcy, insolvency or reorganization of Infinity.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee in respect of the junior subordinated debt securities. The junior subordinated debt security trustee or the holders of at least a majority in aggregate outstanding principal amount of the junior subordinated debt securities may declare the principal of and any accrued interest on the junior subordinated debt securities due and payable immediately upon a junior subordinated debt security event of default, except that a junior subordinated debt security event of default referred to in the last bullet point above will result in the immediate acceleration of the junior subordinated debt securities. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities may annul the declaration and waive the default in respect of the junior subordinated debt securities if the default, other than the non-payment of the principal and interest of the junior subordinated debt securities which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debt security trustee.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities may, on behalf of the holders of all of the junior subordinated debt securities, waive any past default, except a default in the payment of the principal of or premium, if any, or interest on, or additional amounts owing on a debenture, unless the default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debt security trustee, or a default in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series or a default in a conversion of exchange.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

In the case of securities of a series issued to the trust, any holder of the corresponding series of trust securities issued by the trust shall have the right, upon the occurrence of an event of default described in the junior subordinated indenture, to institute a direct action. A “direct action” is a legal proceeding directly against Infinity for enforcement of payment to the holder of the principal of or premium, if any, or interest on the junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder or for enforcement of the conversion or exchange rights, as the case may be.

Consolidation, Merger, Sale of Assets and other Transactions

Infinity will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person will consolidate with or merge into Infinity or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Infinity, unless:

•

in case Infinity consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor person expressly assumes Infinity’s obligations under the junior subordinated debt securities and the guarantee,

•

immediately after giving effect to the consolidation or merger, no debenture event of default, and no event which, after notice or lapse of time or both, would become a junior subordinated debt security event of default, will have occurred and be continuing, and

•	other conditions as prescribed in the junior subordinated indenture are met.

Satisfaction and Discharge

The junior subordinated indenture will cease to be of further effect, except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in that indenture, and we will be deemed to have satisfied and discharged the junior subordinated indenture, when, among other things, all junior subordinated debt securities not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at maturity or upon redemption within one year; and

•

Infinity deposits or causes to be deposited with the junior subordinated debt security trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and any other amounts due interest to the date of the deposit or to the stated maturity of the junior subordinated debt securities, as the case may be.

Subordination

The junior subordinated debt securities will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Infinity, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment in respect of these debentures.

In the event of the acceleration of the maturity of junior subordinated debt securities, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment in respect of the junior subordinated debt securities.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debt securities may be made if:

•	there will have occurred and be continuing a default in any payment with respect to senior indebtedness;

•	any applicable grace period with respect to the default on the senior indebtedness has ended and the default has not been cured or waived or ceased to exist; or

•	any judicial proceeding is pending with respect to any default.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that Infinity may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of Infinity’s Amended and Restated Articles of Incorporation and Code of Regulations and to the provisions of the Ohio Revised Code.

The total number of authorized shares of common stock is 50,000,000. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders have the right to cumulate their votes in the election of directors.

Subject to restrictions under agreements related to Infinity’s indebtedness and to preferences that may be granted to holders of preferred stock, holders of common stock are entitled to the share of such dividends as Infinity’s board of directors, in its discretion, may validly declare from funds legally available. In the event of liquidation, each outstanding share of common stock entitles its holder to participate ratably in the assets remaining after the payment of liabilities and any preferred stock liquidation preferences.

Upon Infinity’s dissolution or liquidation or the sale of all or substantially all of Infinity’s assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of Infinity’s common stock will be entitled to receive pro rata Infinity’s remaining assets available for distribution.

As of May 31, 2013, Infinity had 11,510,761 shares of common stock outstanding. Shares of common stock carry no conversion or subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and nonassessable.

Infinity’s common stock is listed on the Nasdaq Global Select Market and trades under the symbol “IPCC.” Infinity’s registrar and transfer agent is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that Infinity may offer, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that Infinity offers, which Infinity will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of Infinity’s Amended and Restated Articles of Incorporation, any amendment to those articles establishing the terms of any series of the preferred stock and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

Infinity’s board of directors is authorized to issue up to 10,000,000 shares of preferred stock. As of the date of this prospectus, Infinity has not issued any shares of preferred stock. Infinity’s board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

Before issuing any series of preferred stock, Infinity’s board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the Amended and Restated Articles of Incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Infinity’s board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to Infinity’s officers, directors and employees and its subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of Infinity.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of Infinity’s stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by Infinity’s board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on Infinity’s books. Dividends on any series of preferred stock may be cumulative or noncumulative.

Infinity may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, Infinity may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Infinity’s common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at Infinity’s option or at the option of the holders, or may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that Infinity’s board of directors decides is equitable.

Unless Infinity default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon Infinity’s voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of Infinity’s available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Infinity after they have received their full liquidation preference.

Voting Rights

If Infinity issues voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to Infinity’s shareholders. If Infinity issues non-voting preferred stock, holders of non-voting preferred stock will have no voting rights, except as described in the applicable prospectus supplement or as otherwise required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

DESCRIPTION OF WARRANTS

Infinity may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. Infinity may issue warrants independently or together with other securities that may be attached to or separate from the warrants. Infinity will issue each series of warrants under a separate warrant agreement that will be entered into between Infinity and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as Infinity’s agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants Infinity may offer. Infinity will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Common Stock and Preferred Stock Warrants

The applicable prospectus supplement will describe the terms of any common stock or preferred stock warrants, including the following:

•	the title of such warrants;

•

the offering price of such warrants, which Infinity may distribute proportionately free of charge to Infinity’s shareholders (in the applicable prospectus supplement, Infinity may refer to warrants distributed proportionately free of charge to Infinity’s shareholders as “rights to purchase Infinity common stock” and any securities not taken by Infinity’s shareholders may be reoffered to the public);

•	the aggregate number of such warrants;

•	the designation and terms of the securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of securities purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of the warrants, if any; and

•	any additional terms of the warrants.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that Infinity may issue from time to time and which would be important to holders of depository shares and depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

Infinity may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that Infinity issues and deposits with a depositary. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.

Infinity will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between Infinity and a bank or trust company, which Infinity will select as its preferred stock depositary. Infinity will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that Infinity delivers to the depositary and which Infinity is required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with Infinity’s approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by Infinity on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then Infinity will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from Infinity for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever Infinity redeems shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided Infinity has paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that Infinity deposits with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to Infinity after a period of two years from the date Infinity deposits the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver Infinity’s voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. Infinity agrees to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

Amendment and Termination of the Deposit Agreement

Infinity may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Infinity will make no amendment that impairs the right of any holder of depositary shares, as described above under “– Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with Infinity’s liquidation, dissolution or winding-up. Infinity may also terminate the deposit agreement at any time Infinity wishes with at least 60 days prior written notice to the depositary. If Infinity does so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

Infinity will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Infinity will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

Limitations on Infinity’s Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will expressly limit Infinity’s obligations and the obligations of the depositary. It will also limit Infinity’s liability and the liability of the depositary as follows:

•	Infinity and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

•

Infinity and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide Infinity with satisfactory indemnity.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying Infinity of its election to do so. In addition, Infinity may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, Infinity will appoint a successor depositary.

Reports to Holders

Infinity will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The following outlines some of the general terms and provisions of the trust preferred securities that the trust may offer. Further terms of the trust preferred securities and the amended and restated declaration of trust, and terms which differ from the discussion set forth below, will be provided in the applicable prospectus supplement. The following description and any description of the trust preferred securities and amended and restated declaration of trust in a prospectus supplement may not be complete and are subject to and qualified in their entirety by reference to the terms and provisions of the amended and restated declaration of trust, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The trust may issue only one series of trust preferred securities. We will describe these trust preferred securities in a prospectus supplement. The declaration of trust will be qualified as an indenture under the Trust Indenture Act and will contain the terms of the trust preferred securities.

The trust preferred securities will have terms, such as distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions that are discussed in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act or the Delaware Statutory Trust Act.

The prospectus supplement for the trust preferred securities of a trust will include the specific terms of the trust preferred securities being issued, including:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by such trust;

•	the total and per security liquidation amount of the trust preferred securities;

•	the annual distribution rate (or method of determining such rate) for trust preferred securities and the date or dates upon which such distributions will be payable;

•

whether distributions on trust preferred securities will be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

•	the amount or amounts which will be paid out of the assets of such trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•

any obligation or right of the trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, trust preferred securities will be purchased or redeemed pursuant to such obligation;

•

the voting rights, if any, of holders of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for approval by the holders of such trust preferred securities, as a condition to specified action or amendments to the declaration of trust;

•	the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities;

•	the terms and conditions, if any, upon which the debt securities purchased by such trust may be distributed to holders of trust preferred securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the declaration of trust of the trust or with applicable law.

Infinity will guarantee distributions on trust preferred securities to the extent set forth below under “Description of the Trust Guarantee.” Certain United States federal income tax considerations applicable to trust preferred securities will be described in a prospectus supplement relating to the trust preferred securities.

In connection with the issuance of preferred securities, the trust will issue one series of common securities. The declaration of trust of the trust authorizes it to issue one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth in such declaration. The terms of the common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust and the common securities will rank equally, and payments will be made on a pro rata basis with the trust preferred securities. If an event of default occurs and is continuing, the rights of the holders of such common securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities issued by the trust will also carry the right to vote and to appoint, remove or replace any of the trustees of the trust. Infinity will own all of the common securities of the trust.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEE

The following outlines some of the general terms and provisions of the trust preferred securities guarantee. Further terms of the guarantee, and the terms which differ from the discussion set forth below, will be provided in the applicable prospectus supplement. The following description and any description of the guarantee in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the guarantee agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

Infinity will execute and deliver a guarantee for the benefit of the holders of the trust preferred securities. The guarantee will be held by the guarantee trustee for the benefit of holders of the trust preferred securities to which it relates.

The guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as indenture trustee under the guarantee for purposes of the Trust Indenture Act.

General

We will irrevocably and unconditionally agree to pay in full, on a subordinated basis, to the holder of the trust preferred securities issued by the trust, the guarantee payments described in the next paragraph when due, regardless of any defense, right of set off or counterclaim that such trust may have.

Infinity will make the following payments on the trust preferred securities issued by a trust, to the extent not paid by or on behalf of such trust:

•	any accrued and unpaid distributions which the trust is required to pay on the trust preferred securities if the trust has sufficient funds to make such payments;

•	the amount payable upon redemption of the trust preferred securities, to the extent of funds held by the trust, for any preferred securities called for redemption by the trust; and

•	upon the liquidation of a trust, the lesser of

(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent of funds held by such trust, and

(b)	the amount of assets of the trust remaining available for distribution to holders of trust preferred securities after the liquidation (other than in connection with the distribution of subordinated debt securities to the holders of the preferred securities of the trust in exchange for preferred securities as provided in the applicable declaration of trust).

We will make these payments either by directly paying the required amounts to the holders of the trust preferred securities or by causing the trust to make these payments.

Because the guarantee is a guarantee of payment and not of collection, you may proceed directly against Infinity as guarantor. You do not have to first proceed against the trust before attempting to collect from Infinity, and Infinity waives any right or remedy to require that any action be brought against a trust or any other person or entity before proceeding against Infinity. Infinity’s obligations will not be discharged except by payment of the guarantee payments in full.

If Infinity fails to make interest payments on the junior subordinated debt securities or pay amounts payable upon the redemption, acceleration or maturity of the junior subordinated debt securities held by the trust, the trust will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of such preferred securities. The guarantee does not cover payment of distributions or the amount payable upon redemption or repayment in respect of preferred securities when the trust does not have sufficient funds to pay these distributions or amounts.

Infinity has through the guarantee and certain back-up obligations, consisting of its obligations to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of the trust as set forth in the declaration, indenture and subordinated debentures, taken together, fully and unconditionally guaranteed all of the trust’s obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes any such guarantee. It is only the combined operation of these documents that has the effect of providing full and unconditional guarantee of the trust’s obligations under the preferred securities.

Amendments and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust. The guarantee and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities of the applicable trust then outstanding.

Termination of the Guarantee

The guarantee will terminate and will have no further force and effect as to the trust preferred securities upon full payment of the redemption price of all trust preferred securities, upon distribution of the subordinated debt securities to the holders of the trust preferred securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Status of the Guarantee; Subordination

The guarantee will constitute Infinity’s unsecured obligation and will rank:

•	subordinate and junior in right of payment to all of Infinity’s liabilities, except any liabilities that may be made pari passu expressly by their terms; and

•	senior to Infinity’s common stock.

Upon Infinity’s bankruptcy, liquidation or winding up, its obligations under the guarantee will rank junior to all its other liabilities (except as described above) and, therefore, Infinity may not have enough funds for payments under the guarantee.

The declaration of trust provides that each holder of preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, prior to the occurrence of a default under the guarantee, undertakes to perform only those duties that are specifically set forth in the guarantee and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred securities unless it is offered security and indemnity satisfactory to the guarantee trustee against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

Infinity and the trust may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, Infinity or the trust may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•

the public offering price or purchase price of the securities and the proceeds to Infinity and/or the trust and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	any securities exchanges on which the securities may be listed, if any.

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions Infinity and/or a trust pay to them. Generally, unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Infinity and/or the trust may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Infinity, and/or the trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future.

Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions Infinity and/or the trust pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with Infinity or the trust and its compensation will be described in the applicable prospectus supplement.

Each series of offered securities will be a new issue and, other than the common stock that is listed on the Nasdaq Global Select Market, will have no established trading market. Infinity or the trust may elect to list any series of offered securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, Infinity or a trust shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Infinity or the trust may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market.

All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us and the trust by Keating Muething & Klekamp PLL, Cincinnati, Ohio. Certain matters of Delaware law relating to the validity of the preferred securities will be passed upon for the trust by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware.

EXPERTS

The consolidated financial statements of Infinity Property and Casualty Corporation appearing in Infinity Property and Casualty Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including schedules appearing therein), and the effectiveness of Infinity Property and Casualty Corporation’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports, given on their authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

Securities and Exchange Commission registration fee		$40,920
Legal fees and expenses		*
Accounting fees and expenses		*
Nasdaq listing fees		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are presently not known and cannot be estimated.

Item 15.	Indemnification Of Directors And Officers.

The following discussion is subject to the complete text of Section 1701.13(E) and is qualified in its entirety by reference thereto.

Ohio Revised Code, Section 1701.13(E), allows indemnification by Infinity to any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Infinity, by reason of the fact that he is or was a director, officer, employee or agent of Infinity, against expenses, including, attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner reasonably believed to be in or not opposed to Infinity’s best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of Infinity, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to Infinity unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court.

Article IV of Infinity’s Regulations provides as follows:

ARTICLE IV

INDEMNIFICATION

Section 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of the Directors or an executive officer of the Corporation as a director, officer, partner, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of Ohio, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”), rules or orders of the Securities and Exchange Commission or other federal or state acts, rules or regulations) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Except as provided in Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation.

The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or prosecuting any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.

Section 2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article IV upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Shareholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3. NONEXCLUSIVITY AND SURVIVAL OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles, these Regulations, agreement, vote of Shareholders or disinterested Directors or otherwise.

Notwithstanding any amendment to or repeal of this Article IV, or of any of the procedures established by the Board of Directors pursuant to Section 6, any indemnitee shall be entitled to indemnification and to advancement of expenses in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this Article IV shall, notwithstanding any amendment to or repeal of this Article IV, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this Article IV (or the estate or personal representative of such person) for a period of six years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4. INSURANCE, CONTRACTS, AND FUNDING. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, limited liability company or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Ohio. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article IV and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IV.

Section 5. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 6. PROCEDURES FOR THE SUBMISSION OF CLAIMS. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article IV, determination of the entitlement of any person thereto and review of any such determination. Such procedures shall be set forth in an appendix to these Regulations and shall be deemed for all purposes to be a part hereof.

Infinity maintains liability insurance for all of its directors and officers (“D&O Insurance”). The D&O Insurance provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The D&O Insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments and contains various limits, exclusions and reporting requirements. Infinity has also entered into indemnification agreements with its officers and directors providing for indemnification against certain liabilities to the fullest extent permitted by Ohio law.

Under the form of trust agreement of Infinity Capital Trust I to be entered upon issuance of trust preferred securities, Infinity will indemnify the trustees, and will hold the trustees harmless against, any loss, damage, liability, penalty, expense or claim of any kind or nature whatsoever incurred by reason of or in connection with the creation, existence, operation or termination of the trust or any act or omission performed or omitted by the trustees in good faith on behalf of the trust, except that the trustees will not be indemnified with respect to any loss, damage or claim incurred by reason of negligence or willful misconduct.

Infinity’s directors and officers and the regular trustees of Infinity Capital Trust I are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by Infinity or the trust. Any agents, dealers or underwriters who execute any of the agreements filed as or incorporated by reference as Exhibit 1.1 to this Registration Statement will agree to indemnify Infinity’s directors and their officers and the trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act of 1933 with respect to information furnished to Infinity or Infinity Capital Trust I by or on behalf of any such indemnifying party.

Item 16.	Exhibits And Financial Statement Schedules.

Exhibit No.	Description Of Document

1.1(1)	Form of Underwriting Agreement

4.1(2)	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on August 8, 2007)

4.2(2)	Regulations (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on October 9, 2002)

4.3(2)	First Supplemental Indenture dated September 17, 2012 between the Registrant, as issuer, and U.S. Bank National Association, as Trustee, (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 17, 2012).

4.4(2)	Form of Senior Indenture (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed on August 6, 2010)

4.5(2)	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 filed on August 6, 2010)

4.6(2)	Form of Junior Subordinated Indenture (incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3 filed on August 6, 2010)

4.7(1)	Form of Debt Security

4.8(1)	Form of Deposit Agreement

4.9(1)	Form of Depositary Receipt

4.10(1)	Form of Warrant Agreement

4.11(2)	Form of Capital Securities Guarantee Agreement (incorporated by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-3 filed on August 6, 2010)

4.12(2)	Certificate of Trust of Infinity Capital Trust I (incorporated by reference to Exhibit 4.12 to the Registrant’s Registration Statement on Form S-3 filed on August 6, 2010)

4.13(2)	Declaration of Trust of Infinity Capital Trust I (incorporated by reference to Exhibit 4.13 to the Registrant’s Registration Statement on Form S-3 filed on August 6, 2010)

4.14(2)	Form of Amended and Restated Declaration of Trust of Infinity Capital Trust I (incorporated by reference to Exhibit 4.14 to the Registrant’s Registration Statement on Form S-3 filed on August 6, 2010)

5.1	Opinion of Keating Muething & Klekamp PLL

5.2	Opinion of Morris, Nichols, Arsht & Tunnell LLP

8(1)	Opinion of tax counsel

12	Statement re: Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Keating Muething & Klekamp PLL (contained in Exhibit 5.1)

23.3	Consent of Opinion of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.2)

24	Powers of Attorney (contained on the signature pages)

Exhibit No.	Description Of Document

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Senior Indenture

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Subordinated Indenture

25.3	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Junior Subordinated Indenture

25.4	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust of Infinity Capital Trust I

25.5	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Guarantee Trustee under the Capital Securities Guarantee of Infinity Property and Casualty Corporation for the benefit of the holders of Capital Securities of Infinity Capital Trust I

(1)	To be filed as an exhibit to a Current Report on Form 8-K.
(2)	Incorporated by reference from other documents filed with the Commission as indicated.

Item 17.	Undertakings.

(1)	Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Each of the undersigned registrants hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(4)	If the securities to be registered are to be offered at competitive bidding, each of the undersigned registrants hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)	Each of the undersigned registrants hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Infinity Property and Casualty Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, as of the 7th day of June, 2013.

INFINITY PROPERTY AND CASUALTY CORPORATION

By:	/s/ James R. Gober
James R. Gober
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Samuel J. Simon and James H. Romaker, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date

/s/ James R. Gober James R. Gober	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	June 7, 2013

/s/ Roger Smith Roger Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2013

/s/ Maria Teresa Alvarez Canida Maria Teresa Alvarez Canida	Director	June 7, 2013

/s/ Jorge G. Castro Jorge G. Castro	Director	June 7, 2013

/s/ Harold E. Layman Harold E. Layman	Director	June 7, 2013

/s/ E. Robert Meaney E. Robert Meaney	Director	June 7, 2013

/s/ Drayton Nabers, Jr. Drayton Nabers, Jr.	Director	June 7, 2013

Signature	Capacity	Date

/s/ William S. Starnes William S. Starnes	Director	June 7, 2013

/s/ Samuel J. Weinhoff Samuel J. Weinhoff	Director	June 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Infinity Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, as of June 7, 2013.

INFINITY CAPITAL TRUST I

By:	/s/ James H. Romaker
James H. Romaker
Regular Trustee

By:	/s/ Samuel J. Simon
Samuel J. Simon
Regular Trustee